Exhibit 99.1
Nautilus Biotechnology Reports First Quarter 2026 Financial Results
SEATTLE, WA, April 28, 2026 – Nautilus Biotechnology, Inc. (NASDAQ: NAUT), a company pioneering a single-molecule proteome analysis platform, today reported financial results for the first quarter ended March 31, 2026.

First Quarter 2026 Business Highlights
•Initiated our Iterative Mapping Early Access Program, enabling broader access to our validated Tau proteoform assay, with Baylor College of Medicine as our first customer in a National Institutes of Health-funded cancer study.
•Advanced processing and analysis of Tau proteoform samples from collaborators, supporting platform validation and future scientific publications.
•Appointed Amber Faust as Vice President of Global Sales, a proven proteomics commercial leader from Olink Proteomics and SomaLogic, to lead Early Access customer expansion and drive Voyager™ Platform adoption ahead of our commercial launch.

“In Q1, we made measurable progress toward commercialization, with early customer engagement reinforcing the value of our platform in real-world research settings,” said Sujal Patel, CEO of Nautilus Biotechnology. “We also advanced our broadscale capabilities, including development of a next-generation assay format designed to improve probe compatibility, performance, and scalability. Together with the addition of experienced sales leadership, these efforts position us to scale Early Access and progress toward full commercial availability.”
First Quarter 2026 Financial Results
Operating expenses were $16.1 million for the first quarter of 2026, a $2.7 million or 14% decrease compared to $18.8 million for the corresponding prior year period. The decrease in operating expenses is attributable to decreased salaries, related benefits and stock-based compensation, and decreased facilities costs.
Net loss was $14.7 million for the first quarter of 2026, as compared to the net loss of $16.6 million for the corresponding prior year period.

Cash, cash equivalents, and investments were $143.4 million as of March 31, 2026.
Webcast and Conference Call Information
Nautilus will host a conference call to discuss the first quarter 2026 financial results, business developments and outlook before market open on Tuesday, April 28, 2026, at 5:30 AM Pacific Time / 8:30 AM Eastern Time. Live audio of the webcast will be available on the “Investors” section of the company website at: www.nautilus.bio.
About Nautilus Biotechnology, Inc.
With its corporate headquarters in Seattle, Washington and its research and development headquarters in San Carlos, California, Nautilus is a development stage life sciences company working to create a platform technology for quantifying and unlocking the complexity of the proteome. Nautilus’ mission is to transform the field of proteomics by democratizing access to the proteome and enabling fundamental advancements across human health and medicine. To learn more about Nautilus, visit www.nautilus.bio
Special Note Regarding Forward-Looking Statements
This press release contains forward-looking statements within the meaning of federal securities laws. Forward-looking statements in this press release include, but are not limited to, statements regarding Nautilus’ expectations regarding the company’s business operations, financial performance and results of operations; expectations regarding operating expenses and cash runway; expectations with respect to any revenue timing or projections; expectations with respect to the development required for and the timing of the launch of the Nautilus VoyagerTM platform and full commercial availability; the functionality and performance of the Nautilus Voyager platform, its potential impact on providing proteome or proteoform access, pharmaceutical development and drug discovery, expanding research horizons, and enabling scientific explorations and discovery; expectations regarding platform specifications required by potential customers and partners and the timeline for adoption of the Nautilus Voyager platform by researchers; and the present and future capabilities and limitations of emerging proteomics technologies. These statements are based on numerous assumptions concerning the development of Nautilus’ products, target markets, and other current and emerging proteomics technologies, and involve substantial risks, uncertainties and other factors that may cause actual results to be materially different from the information expressed or implied by these forward-looking statements. Risks and uncertainties that could materially affect the accuracy of Nautilus’ assumptions and its ability to achieve the forward-looking statements set forth in this press release include (without limitation) the following: the Nautilus Voyager product platform is not yet commercially available and remains subject to significant scientific and technical development, which is inherently challenging and difficult to predict, particularly with respect to highly novel and complex products such as those being developed by Nautilus. Even if our development efforts are successful, our product platform will require substantial validation of its functionality and utility in life science research. In the course of Nautilus’ scientific and technical development and associated product validation and commercialization, we may experience material delays as a result of unanticipated events. We cannot provide any guarantee or assurance with respect to the outcome of our development, collaboration, and commercialization initiatives or with respect to their associated timelines. For a more detailed description of additional risks and uncertainties facing Nautilus and its development efforts, investors should refer to the information under the caption “Risk Factors” in our Annual Report on Form 10-K as well as in our Quarterly Report on Form 10-Q to be filed for the quarter ended March 31, 2026 and our other filings with the SEC. The forward-looking statements in this press release are as of the date of this press release. Except as otherwise required by applicable law, Nautilus disclaims any duty to update any forward-looking statements. You should, therefore, not rely on these forward-looking statements as representing our views as of any date subsequent to the date of this press release.
Disclosure Information

Nautilus uses filings with the Securities and Exchange Commission, its website (www.nautilus.bio), press releases, public conference calls, public webcasts, and its social media accounts as means of disclosing material non-public information and for complying with Regulation FD. Therefore, Nautilus encourages investors, the media, and others interested in Nautilus to review the information it makes public in these locations, as such information could be deemed to be material information.
Media Contact
press@nautilus.bio
Investor Contact
investorrelations@nautilus.bio

Nautilus Biotechnology, Inc. Condensed Consolidated Balance Sheets As of March 31, 2026 and December 31, 2025 (Unaudited)

(in thousands)	March 31, 2026	December 31, 2025
Assets
Current assets:
Cash and cash equivalents	$14,626	$12,388
Short-term investments	81,243	91,018
Prepaid expenses and other current assets	2,963	2,557
Total current assets	98,832	105,963
Property and equipment, net	3,635	3,457
Operating lease right-of-use assets	26,631	27,773
Long-term investments	47,505	52,739
Other long-term assets	1,176	1,180
Total assets	$177,779	$191,112
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$1,186	$943
Accrued expenses and other liabilities	3,305	3,177
Current portion of operating lease liabilities	3,852	3,832
Total current liabilities	8,343	7,952
Operating lease liabilities, net of current portion	25,021	26,187
Total liabilities	33,364	34,139

Stockholders’ equity:
Preferred stock	—	—
Common stock	13	13
Additional paid-in capital	491,210	488,737
Accumulated other comprehensive income (loss)	(91)	243
Accumulated deficit	(346,717)	(332,020)
Total stockholders’ equity	144,415	156,973
Total liabilities and stockholders’ equity	$177,779	$191,112

Nautilus Biotechnology, Inc. Condensed Consolidated Statements of Operations Three Months Ended March 31, 2026 and 2025 (Unaudited)

	Three Months Ended March 31,
(in thousands, except share and per share data)	2026	2025
Operating expenses:
Research and development	$9,707	$11,536
Selling, general and administrative	6,417	7,308
Total operating expenses	16,124	18,844
Other income (expense):
Interest income	1,442	2,231
Other expense	(15)	—
Total other income	$1,427	$2,231
Net loss	$(14,697)	$(16,613)
Net loss per share attributable to common stockholders, basic and diluted	$(0.12)	$(0.13)
Weighted-average shares used in computing net loss per share attributable to common stockholders, basic and diluted	126,634,782	126,144,240

Nautilus Biotechnology, Inc. Condensed Consolidated Statements of Cash Flows Three Months Ended March 31, 2026 and 2025 (Unaudited)

	Three Months Ended March 31,
(in thousands)	2026	2025
Cash flows from operating activities
Net loss	$(14,697)	$(16,613)
Adjustments to reconcile net loss to net cash used in operating activities
Stock-based compensation	1,362	2,168
Amortization of operating lease right-of-use assets	1,142	1,160
Depreciation	334	465
Amortization (accretion) of premiums (discounts) on securities, net	(68)	(541)
Changes in operating assets and liabilities:
Prepaid expenses and other assets	(355)	167
Accounts payable	200	(131)
Accrued expenses and other liabilities	128	525
Operating lease liabilities	(1,146)	(1,137)
Net cash used in operating activities	(13,100)	(13,937)
Cash flows from investing activities
Proceeds from maturities of securities	25,805	26,630
Purchases of securities	(11,062)	(6,900)
Purchases of property and equipment	(510)	(219)
Net cash provided by investing activities	14,233	19,511
Cash flows from financing activities
Proceeds from exercise of stock options	1,105	18
Net cash provided by financing activities	1,105	18
Net increase in cash, cash equivalents and restricted cash	2,238	5,592

Cash, cash equivalents and restricted cash at beginning of period	13,390	28,648
Cash, cash equivalents and restricted cash at end of period	$15,628	$34,240